EX-28.i

Stradley Ronon Stevens & Young, LLP

2000 K Street, NW

Suite 700

Washington, DC 20006

(202) 822-9611

April 15, 2021

Nationwide Variable Insurance Trust

One Nationwide Plaza

Columbus, Ohio 43215

Subject:	Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”) – Post-Effective Amendment No. 246, Amendment No. 251 to the Registration Statement on Form N-1A (“Registration Statement”), to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of certain series and classes of shares of the Trust as described below.

In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007, January 14, 2011 and June 21, 2018; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), dated as of June 17, 2009; (iii) the Trust’s Third Amended and Restated Bylaws, amended and restated as of August 28, 2020 (“Bylaws”); (iv) a Good Standing Certificate, dated April 15, 2021, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Nationwide Variable Insurance Trust

April 15, 2021

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series and classes of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully paid, and non-assessable:

Series	Classes
NVIT AllianzGI International Growth Fund	Class I, Class II
NVIT American Funds Asset Allocation Fund	Class II, Class P
NVIT American Funds Bond Fund	Class II
NVIT American Funds Global Growth Fund	Class II
NVIT American Funds Growth Fund	Class II
NVIT American Funds Growth-Income Fund	Class II, Class P
NVIT Amundi Multi Sector Bond Fund	Class I
NVIT AQR Large Cap Defensive Style Fund	Class I, Class II, Class IV, Class Y
NVIT BlackRock Equity Dividend Fund	Class I, Class II, Class IV, Class Y
NVIT BlackRock Managed Global Allocation Fund	Class II
NVIT BlueprintSM Aggressive Fund	Class I, Class II
NVIT BlueprintSM Balanced Fund	Class I, Class II
NVIT BlueprintSM Capital Appreciation Fund	Class I, Class II
NVIT BlueprintSM Conservative Fund	Class I, Class II
NVIT BlueprintSM Managed Growth Fund	Class I, Class II
NVIT BlueprintSM Managed Growth & Income Fund	Class I, Class II
NVIT BlueprintSM Moderate Fund	Class I, Class II
NVIT BlueprintSM Moderately Aggressive Fund	Class I, Class II
NVIT BlueprintSM Moderately Conservative Fund	Class I, Class II
NVIT Bond Index Fund	Class I, Class II, Class Y
NVIT Columbia Overseas Value Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT Core Bond Fund	Class I, Class II, Class P, Class Y
NVIT Core Plus Bond Fund	Class I, Class II, Class P, Class Y
NVIT DoubleLine Total Return Tactical Fund	Class I, Class II, Class Y
NVIT Emerging Markets Fund	Class I, Class II, Class D, Class Y
NVIT Federated High Income Bond Fund	Class I
NVIT Government Bond Fund	Class I, Class II, Class IV, Class P, Class Y
NVIT Government Money Market Fund	Class I, Class II, Class IV, Class V, Class Y
NVIT International Equity Fund	Class I, Class II, Class Y
NVIT International Index Fund	Class I, Class II, Class VIII, Class Y
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P, Class Z
NVIT Investor Destinations Conservative Fund	Class II, Class P
NVIT Investor Destinations Moderate Fund	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P
NVIT Investor Destinations Managed Growth Fund	Class I, Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class I, Class II

Nationwide Variable Insurance Trust

April 15, 2021

Series	Classes
NVIT iShares® Global Equity ETF Fund	Class II, Class Y
NVIT iShares® Fixed Income ETF Fund	Class II, Class Y
NVIT Jacobs Levy Large Cap Growth Fund	Class I, Class II
NVIT J.P. Morgan MozaicSM Multi-Asset Fund	Class II, Class Y
NVIT J.P. Morgan U.S. Equity Fund	Class II, Class Y
NVIT Managed American Funds Asset Allocation Fund	Class II, Class Z
NVIT Managed American Funds Growth-Income Fund	Class II
NVIT Mellon Dynamic U.S. Core Fund	Class I, Class II, Class P, Class Y
NVIT Mellon Dynamic U.S. Equity Income Fund	Class I, Class II, Class X, Class Y, Class Z
NVIT Mid Cap Index Fund	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Value Fund	Class I, Class II
NVIT Multi-Manager Small Cap Growth Fund	Class I, Class II
NVIT Multi-Manager Small Cap Value Fund	Class I, Class II, Class IV
NVIT Multi-Manager Small Company Fund	Class I, Class II, Class IV
NVIT Neuberger Berman Multi Cap Opportunities Fund	Class I, Class II
NVIT Newton Sustainable U.S. Equity Fund	Class I, Class II, Class Y
NVIT Real Estate Fund	Class I, Class II
NVIT S&P 500 Index Fund	Class I, Class II, Class IV, Class Y
NVIT Short Term Bond Fund	Class I, Class II, Class P, Class Y
NVIT Small Cap Index Fund	Class II, Class Y
NVIT Wells Fargo Discovery Fund	Class I, Class II

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ Christopher J. Zimmerman
Christopher J. Zimmerman, a Partner